Exhibit 10.1

Baosheng Media Group Holdings Limited

2026 Share Incentive Plan

1. Purposes of this Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s and the Related Entities’ business. For the avoidance of doubt, this Plan does not intend to provide incentive to and shall not be applicable to any other person.

2. Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section.

(a)	“Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under Applicable Laws.

(b)	“Applicable Laws” means the legal requirements relating to this Plan and the Awards under applicable laws, regulations, rules, federal securities laws, state corporate and securities laws, the rules of any applicable stock exchange or national market system, and the laws, regulations, orders or rules of any jurisdiction applicable to the Awards granted to residents therein or the Grantees receiving such Awards.

(c)	“Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(d)	“Award” means the grant of an Option, the direct issuance of Shares or any other right or benefit under this Plan.

(e)	“Award Agreement” means the written or electronic agreement evidencing the grant of an Award executed or digitally accepted by the Company and the Grantee, including any amendments thereto.

(f)	“Board” means the board of directors of the Company.

(g)	“Broker” means a licensed securities broker or other financial institution engaged by the Company or an ESOP Platform to facilitate the exercise of Awards, the sale of Shares, or other transactions contemplated by this Plan.

(h)	“Termination Event” means, the Grantee’s: (i) negligence in performing, or refusal to perform, any major duties to the Company or any Related Entity (as stated in the agreement between the Grantee and the Company or any Related Entity, or reasonably assigned by the Company or such Related Entity based on the Grantee’s position), or material violation of any code of conduct, rules, regulations, or policies of the Company or any Related Entity, (ii) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity (economical or reputational), (iii) dishonesty or commitment in an act of theft, embezzlement, fraud, or a breach of trust, (iv) any intentional misconduct or material breach of any labor contract (employment agreement), non-disclosure obligation, non-competition obligation, non-solicitation obligation, code of conducts, employee handbook or other agreement between the Grantee and the Company or any Related Entity, (v) leakage of the Company’s trade secrets (including without limitation operational and technical information), (vi) breach of a fiduciary duty, or commission of a crime (other than minor traffic violations or similar offenses), (vii) material violation of any Applicable Laws or securities laws, (viii) any intentional act in a manner detrimental to the reputation, business operation, assets, or market image of the Company or any Related Entity, (ix) where the Grantee establishes employment relationship with a second employer while Continuous Service is not yet terminated.

(i)	“Company” means Baosheng Media Group Holdings Limited 宝盛传媒集团控股有限公司, an exempted company incorporated with limited liability under the laws of the Cayman Islands or any successor corporation that adopts this Plan in connection with a Corporate Transaction.

(j)	“Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as an Employee or Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(k)	“Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of a full-time Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated upon an actual termination of Continuous Service, if there has been a change in the entity for which the Grantee provides services, or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Subsidiary, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Subsidiary in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave or any other authorized personal leave.

(l)	“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person.

(m)	“Corporate Transaction” means (as determined by the Administrator acting reasonably) any of the following transactions:

(i)	a merger, amalgamation, consolidation or other business combination of the Company with or into any Person, in which the Company is not the surviving entity, or any other transaction or series of transactions, as a result of which the shareholders of the Company immediately prior to such transaction or series of transactions will cease to own a majority of the voting power of the surviving entity immediately after consummation of such transaction or series of transactions, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)	the sale, transfer, exclusive license or other disposition of all or substantially all of the assets of the Company and its Subsidiaries;

(iii)	the voluntary liquidation or dissolution of the Company;

(iv)	any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the Shares issued and outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a Person or Persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(v)	acquisition in a single or series of related transactions by any Person or related group of Persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(n)	“Director” means a member of the Board or the board of directors of any Related Entity.

(o)	“Employee” means any person, including a Director, who is in the employment of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a Director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company or the Related Entity.

(p)	“ESOP Platform” means a third-party online platform or service provider engaged by the Company to administer and manage the Share Incentive Plan, including but not limited to, granting Awards, facilitating exercises, tracking vesting schedules, and managing share issuance and related transactions.

(q)	“Exercise Window” means such period of time the Administrator shall determine in his sole discretion, with reasonable advance notice to Grantees.

(r)	“Grantee” means an Employee, Director or Consultant who receives an Award under this Plan.

(s)	“M&A” means the currently effective memorandum and articles of association of the Company, as amended from time to time.

(t)	“Option” means an option to purchase Shares pursuant to an Award Agreement granted under this Plan.

(u)	“Parent” means any company (other than the Company) in an unbroken chain of companies ending with the Company, if each of the companies (other than the Company) owns or Controls stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain. A company that attains the status of a Parent on a date after the adoption of this Plan shall be considered a Parent commencing as of such date.

(v)	“Person” means any individual, corporation, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organization, association, enterprise, institution, public benefit corporation, entity or governmental or regulatory authority or other entity of any kind or nature.

(w)	“Plan” means this 2026 Share Incentive Plan.

(x)	“Registration Date” means the date on which a registration statement on Form S-8 (or any successor form) covering the Shares issuable under this Plan becomes effective under the Securities Act of 1933, as amended.

(y)	“Related Entity” means any Subsidiary of the Company.

(z)	“Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable share or stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(aa)	“Share” means the ordinary shares of a par value of US$0.0096 each in the share capital of the Company.

(bb)	“Spin-off Transaction” means a distribution by the Company to its shareholders of all or any portion of the securities of any Subsidiary of the Company.

(cc)	“Subsidiary” means with respect to a specific entity, (i) any entity (x) more than fifty percent (50%) of whose shares or other interests entitled to vote in the election of directors or (y) more than a fifty percent (50%) interests in whose profits or capital, are owned or Controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity; (ii) any entity whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with U.S. GAAP; or (iii) any entity with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another Subsidiary.

3. Shares Subject to this Plan.

(a)	The Shares to be issued pursuant to the Awards under this Plan shall be authorized, but unissued, or reacquired Shares. Subject to the provisions of Section 9 below, the maximum aggregate number of Shares that may be issued pursuant to all Awards is 5,300,000 Shares (proportionally adjusted to reflect any share dividends, share splits, or similar transactions).

(b)	Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under this Plan. Shares that actually have been issued under this Plan pursuant to an Award shall not be returned to this Plan and shall not become available for future issuance under this Plan, except that if unvested Shares are forfeited, or repurchased by the Company, such Shares shall become available for future grant under this Plan. To the extent not prohibited by the Applicable Law and the listing requirements of the applicable stock exchange or national market system on which the Shares are traded, any Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price or (ii) in satisfaction of tax withholding obligations incident to the exercise of an Award shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under this Plan, unless otherwise determined by the Administrator.

4. Administration of this Plan.

(a)	Plan Administrator.

(i)	Administration. This Plan shall be administered by the Administrator. The Administrator may authorize one or more officers or directors of the Company to grant such Awards and may limit such authority as the Administrator determines from time to time. The Administrator may also engage and delegate certain administrative functions to an ESOP Platform or Broker, as deemed necessary or appropriate for the efficient operation of the Plan and consistent with Applicable Laws.

(ii)	Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws and approved by the Administrator.

(b)	Powers of the Administrator. Subject to Applicable Laws and the provisions of this Plan (including any other powers given to the Administrator hereunder), the Administrator shall have the authority, in its discretion:

(i)	to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii)	to determine whether and to what extent Awards are granted hereunder;

(iii)	to determine the type or the number of Awards to be granted, the number of Shares or the amount of consideration to be covered by each Award granted hereunder;

(iv)	to approve forms of Award Agreements for use under this Plan, to amend terms of the Award Agreements, and to establish procedures for the electronic execution and management of Award Agreements through an ESOP Platform;

(v)	to determine or alter the terms and conditions of any Award granted hereunder (including without limitation the vesting schedule and exercise price set forth in the relevant notice of Award or Award Agreement);

(vi)	to amend the terms of any outstanding Award granted under this Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award in material aspects shall not be made without the Grantee’s written consent;

(vii)	to construe and interpret the terms of this Plan and Awards, including without limitation, any notice of Award or Award Agreement, granted pursuant to this Plan;

(viii)	to require the Grantee to provide representation or evidence that any currency used to pay the exercise price of any Award was legally acquired and taken out of the jurisdiction in which the Grantee resides in accordance with the Applicable Laws;

(ix)	to engage, appoint, and oversee any ESOP Platforms, Brokers, custodians, trustees, nominees or other third-party administrators or service providers and to grant the authority to perform such administrative functions as the Administrator deems appropriate, provided that such delegation is consistent with Applicable Laws and the terms of this Plan;

(x)	to determine whether and at what price to repurchase from the Grantee all or any portion of the Shares obtained by the Grantee upon exercise of any Awards; and

(xi)	to take such other action, not inconsistent with the terms of this Plan and the Applicable Laws, as the Administrator deems appropriate.

(c)	Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or Employees of the Company or a Related Entity, members of the Board and any Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by Applicable Laws and in the manner approved by the Administrator, on an after-tax basis, against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such Person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such Person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5. Eligibility. Awards may be granted to Employees, Directors and Consultants. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards.

6. Terms and Conditions of Awards.

(a)	Types of Awards. The Administrator is authorized under this Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of this Plan and that by its terms involves or might involve (i) the issuance of an Option or any other similar right with a fixed or variable price of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions; or (ii) the issuance of Shares directly, either through immediate purchase of such Shares or as a bonus.

(b)	Designation of Award. Each Award shall be designated in the Award Agreement.

(c)	Conditions of Award. Subject to the terms of this Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. Each Award shall be subject to the terms of an Award Agreement approved by the Administrator. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity.

(d)	Acquisitions and Other Transactions. The Administrator may issue Awards under this Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, share purchase, asset purchase or other form of transaction.

(e)	Separate Programs. The Administrator may establish one or more separate programs under this Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(f)	Term of Award. The term of each Award shall be the term stated in the Award Agreement.

(g)	Non-transferability of Award. The Grantee shall not transfer, sell, hypothecate, encumber or otherwise dispose of any Shares, any Award, or any right or interest under this Plan without first obtaining the prior written consent of the Company and complying with the provisions of any applicable provisions of the M&A.

(h)	Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator.

7. Award Exercise or Purchase Price, Consideration and Taxes.

(a)	Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be determined by the Administrator. Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award, provided that the exercise or purchase price for the Shares shall be no less than the aggregate par value of such Shares.

(b)	Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued pursuant to an Award including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued pursuant to an Award the following:

(i)	cash;

(ii)	check;

(iii)	if the exercise or purchase occurs on or after the Registration Date, or as otherwise permitted by the Administrator, surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(iv)	with respect to Options, if the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(v)	any combination of the foregoing methods of payment.

(vi)	The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c)	Taxes. No Shares shall be delivered under this Plan to any Grantee or other Person until such Grantee or other Person has made arrangements acceptable to the Administrator for the satisfaction of any income and employment tax withholding obligations under any Applicable Laws. The Grantee shall be responsible for all taxes associated with the receipt, vest, exercise, transfer and disposal of the Awards and the Shares. Upon exercise of an Award, the Company and/or the Related Entity which is an employer of the Grantee, broker or ESOP Platform shall have the right to withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

8. Exercise of Award.

(a)	Procedure for Exercise; Rights as a Shareholder.

(i)	Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of this Plan and specified in the Award Agreement. Any Award granted hereunder that has been vested may be exercised only during an Exercise Window.

(ii)	An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company or the ESOP Platform, during an Exercise Window, in accordance with the terms of the Award by the Person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(b)	No Exercise in Violation of Applicable Law. Notwithstanding the foregoing, regardless of whether an Award has otherwise become exercisable, the Award shall not be exercised if the Administrator (in its sole discretion) determines that an exercise would violate any Applicable Laws.

(c)	Restrictions on Exercise. Notwithstanding the foregoing, regardless of whether an Award has become vested and exercisable, no Award may be exercised until after the Registration Date (subject to any further blackout/silence period as required by law).

9. Conditions Upon Issuance of Shares.

(a)	Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, the M&A and the relevant Award Agreement, and shall be further subject to the approval of counsel for the Company with respect to such compliance, as may be required at the discretion of the Administrator.

(b)	As a condition to the exercise of an Award, the Company may require the Person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, as may be required at the discretion of the Administrator, such a representation is required by any Applicable Laws.

(c)	As a condition to the exercise of an Award, the applicable Award Agreement may require the Grantee to grant a power of attorney to the Board or any Person designated by the Board to exercise the voting rights with respect to the Shares and the Company may require the Person exercising such Award to acknowledge and agree to be bound by the provisions of the M&A and other documents of the Company in relation to the Shares (if any, including any Investor Rights Agreement), as if the Grantee is a holder of Shares thereunder.

10. Termination.

(a)	Upon termination of the Grantee’s Continuous Service for any reason, (i) all unvested Awards shall immediately terminate and be forfeited; and (ii) all vested Options shall remain exercisable for a period of ninety (90) days following the date of such termination (or such longer period as the Administrator may determine in its discretion), after which any unexercised Options shall automatically terminate and be forfeited. Upon the occurrence of a Termination Event (whether or not the Grantee’s Continuous Service has terminated), all Awards held by the Grantee, whether vested or unvested, shall immediately terminate and be forfeited without any further action by the Company, and the Grantee shall have no further rights with respect to such Awards.

11. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, the number of Shares which have been authorized for issuance under this Plan but as to which no Awards have yet been granted or which have been returned to this Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, share dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Shares including a corporate merger, consolidation, acquisition of property or equity, separation (including a spin-off or other distribution of shares or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award. In the event of a Spin-off Transaction, the Administrator may in its discretion make such adjustments and take such other action as it deems appropriate with respect to outstanding Awards under this Plan, including but not limited to: (i) adjustments to the number and kind of Shares, the exercise or purchase price per Share and the vesting periods of outstanding Awards, (ii) prohibit the exercise of Awards during certain periods of time prior to the consummation of the Spin-off Transaction, or (iii) the substitution, exchange or grant of Awards to purchase securities of the Subsidiary; provided that the Administrator shall not be obligated to make any such adjustments or take any such action hereunder.

12. Corporate Transactions. In the event of a Corporate Transaction, each Award can be, as determined by the Administrator, Assumed or Replaced (or without taking any action) immediately prior to the specified effective date of such Corporate Transaction. All outstanding Awards under this Plan shall terminate upon the consummation of such Corporate Transaction, provided however that, all such Awards shall not terminate to the extent they are Assumed or Replaced in connection with the Corporate Transaction.

13. Effective Date and Term of Plan. This Plan shall become effective upon its adoption by the Board or the Company’s shareholders or as otherwise specified by the Board or the Company’s shareholders when adopting this Plan. This Plan shall continue in effect for a term of ten (10) years after the date of adoption, unless sooner terminated. Subject to Applicable Laws, Awards may be granted under this Plan upon it becoming effective.

14. Amendment, Suspension or Termination of this Plan.

(a)	The Board may at any time amend (including extend the term of this Plan), suspend or terminate this Plan; provided, however, that no such amendment, suspension or termination shall be made without the approval of the Company’s shareholders to the extent such approval is required by the M&A, the Applicable Laws or as otherwise determined by the board at the time of adoption of this Plan.

(b)	No Award may be granted during any suspension of this Plan or after termination of this Plan.

(c)	Unless otherwise determined by the Administrator in good faith, the suspension, amendment or termination of this Plan (including termination of this Plan under Section 12, above) shall not materially adversely affect any rights under Awards already granted to a Grantee.

15. Reservation of Shares.

(a)	The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.

(b)	The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16. No Effect on Terms of Employment/Consulting Relationship. This Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without cause, and with or without notice.

17. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. This Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

18. Vesting Schedule. The Awards to be issued to any Grantee shall be subject to the vesting schedule as specified in the Award Agreement of such Grantee. The Administrator shall have the right to adjust the vesting schedule of the Awards granted to the Grantees.

19. Section 409A. This Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, the requirements of Section 409A of the Internal Revenue Code (the “Code”). The Plan and all Awards granted under this Plan shall be administered, interpreted, and construed in a manner consistent with Section 409A of the Code to the extent necessary to avoid the imposition of additional taxes under Section 409A(a)(1)(B) of the Code. Notwithstanding anything in this Plan to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Section 409A of the Code unless, and solely to the extent that, such accelerated payment or settlement is permissible under Section 1.409A-3(j)(4) of the Treasury Regulations.

20. Holding Company, Trustee, etc. Notwithstanding anything to the contrary in this Plan, any Award Agreement, any notice of award or the terms on which any Award is granted or vested, any underlying Share of the Awards may, at the Administrator’s own discretion, be held by one or more holding companies or trustees or other nominees (collectively, the “Trustees”) as designated by the Administrator for the Grantees, and this Plan may be implemented and administrated by the Administrator through the Trustees.

21. Unfunded Obligation. Any amounts payable to Grantees pursuant to this Plan shall be unfunded and unsecured obligations for all purposes. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to this Plan.

22. Non-exclusivity of this Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

23. Other Agreements. Notwithstanding the above, the Administrator may require, as a condition to the grant of and/or the receipt of Shares under an Award, that the Grantee execute lock-up, shareholder or other agreements, as it may determine in its sole and absolute discretion.

24. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise. Masculine pronouns and other words of masculine gender shall refer to both men and women.

25. Severability. If any provision of this Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, such provision shall be construed or deemed amended to conform to the Applicable Laws in the manner that most closely reflects the original intent of the Award or this Plan, or if it cannot be construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction and the remainder of this Plan and any such Award shall remain in full force and effect.

26. Governing Law. This Plan is to be construed in accordance with and governed by the laws of the State of New York, without giving effect to any choice of law or rule that would cause the application of the laws of any jurisdiction other than the laws of the State of New York to the rights and duties of the parties.